SUB-ITEM 77C

The shareholders of the MFS New Discovery Portfolio (the "New Discovery Portfolio"), a series of MFS Variable Insurance Trust II (the "Trust"), held a special meeting of shareholders on July 31, 2014. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the New Discovery Portfolio, and MFS Variable Insurance Trust, a Massachusetts business trust, on behalf of MFS New Discovery Series (the "New Discovery Series"), providing for the transfer of the New Discovery Portfolio's assets to and the assumption of the New Discovery Portfolio's liabilities by the New Discovery Series in exchange solely for shares of beneficial interest of the New Discovery Series, and the distribution of New Discovery Series shares to the shareholders of the New Discovery Portfolio in complete liquidation and termination of the New Discovery Portfolio.

-----------------------------------------------------------------------
|           |Shares Voted |% of Outstanding Shares|% of Shares Present|
-----------------------------------------------------------------------
|Affirmative|6,751,605.788|        83.513%        |      87.963%      |
-----------------------------------------------------------------------
|Against    | 298,229.421 |        3.689%         |      3.885%       |
-----------------------------------------------------------------------
|Abstain    | 625,664.186 |        7.739%         |      8.151%       |
-----------------------------------------------------------------------
|TOTAL      |7,675,499.395|        94.941%        |      100.00%      |
-----------------------------------------------------------------------

The shareholders of the MFS Utilities Portfolio (the "Utilities Portfolio"), a series of MFS Variable Insurance Trust II (the "Trust"), held a special meeting of shareholders on July 31, 2014. Shareholders represented in person or by proxy voted as follows

Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the Utilities Portfolio, and MFS Variable Insurance Trust, a Massachusetts business trust, on behalf of MFS Utilities Series (the "Utilities Series"), providing for the transfer of the Utilities Portfolio's assets to and the assumption of the Utilities Portfolio's liabilities by the Utilities Series in exchange solely for shares of beneficial interest of the Utilities Series, and the distribution of Utilities Series shares to the shareholders of the Utilities Portfolio in complete liquidation and termination of the Utilities Portfolio.

------------------------------------------------------------------------
|           | Shares Voted |% of Outstanding Shares|% of Shares Present|
------------------------------------------------------------------------
|Affirmative|9,162,253.726 |        79.378%        |      85.022%      |
------------------------------------------------------------------------
|Against    | 511,688.592  |        4.433%         |      4.748%       |
------------------------------------------------------------------------
|Abstain    |1,102,403.235 |        9.551%         |      10.230%      |
------------------------------------------------------------------------
|TOTAL      |10,776,345.553|        93.361%        |      100.00%      |
------------------------------------------------------------------------

The shareholders of the MFS Value Portfolio (the "Value Portfolio"), a series of MFS Variable Insurance Trust II (the "Trust"), held a special meeting of shareholders on July 31, 2014. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the Value Portfolio, and MFS Variable Insurance Trust, a Massachusetts business trust, on behalf of MFS Value Series (the "Value Series"), providing for the transfer of the Value Portfolio's assets to and the assumption of the Value Portfolio's liabilities by the Value Series in exchange solely for shares of beneficial interest of the Value Series, and the distribution of Value Series shares to the shareholders of the Value Portfolio in complete liquidation and termination of the Value Portfolio.

------------------------------------------------------------------------
|           | Shares Voted |% of Outstanding Shares|% of Shares Present|
------------------------------------------------------------------------
|Affirmative|17,267,902.755|        83.115%        |      88.596%      |
------------------------------------------------------------------------
|Against    | 491,247.078  |        2.365%         |      2.520%       |
------------------------------------------------------------------------
|Abstain    |1,731,381.040 |        8.334%         |      8.883%       |
------------------------------------------------------------------------
|TOTAL      |19,490,530.873|        93.813%        |      100.00%      |
------------------------------------------------------------------------